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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2013

AEROFLEX HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34974 (Commission File Number)	01-0899019 (IRS Employer Identification No.)
35 South Service Road, P.O. Box 6022,
Plainview, New York (Address of principal executive offices)		11803 (Zip code)

Registrant's telephone number, including area code: (516) 694-6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        Effective as of May 19, 2014, each of Edward S. Wactlar, Andrew F. Kaminsky and John Adamovich, Jr. (collectively, the "Executives") entered into Amendment No. 1 to their respective Amended and Restated Executive Employment Agreements with Aeroflex Incorporated dated as of August 28, 2013 (collectively, the "Employment Agreement Amendments"). Pursuant to the Employment Agreement Amendments, Section 8 of the Amended and Restated Executive Employment Agreements of Messrs. Wactlar and Kaminsky and Section 9 of the Amended and Restated Executive Employment Agreement of Mr. Adamovich (the "Non-Competition Covenants") were revised to provide that each Executive now would become subject to the one-year non-competition and non-solicitation restrictions therein from the date of termination of his employment for any reason, and that in the event the Executive were to violate the Non-Competition Covenant, he would forfeit his right to any remaining termination payments or benefits and become obligated to repay to Aeroflex Incorporated the after-tax portion of the termination payments and benefits already received.

        The foregoing summary of the Employment Agreement Amendments is qualified in its entirety by reference to the text of the Employment Agreement Amendments with Messrs. Wactlar, Kaminsky and Adamovich, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On September 11, 2013, the Board of Directors (the "Board") of Aeroflex Holding Corp. (the "Corporation") amended the Amended and Restated Bylaws of the Corporation (the "Amended and Restated Bylaws") to add Section 8.4, which generally requires that, unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, certain specified corporate law-based lawsuits involving the Corporation must be brought only in the Court of Chancery of the State of Delaware. The text of the exclusive forum selection provision is as follows:

        Section 8.4.    Forum Selection.    Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.4.

        A composite copy of the Bylaws reflecting this amendment is attached hereto as Exhibit 3.1.

Item 9.01.    Financial Statements and Exhibits.

  (d)
  Exhibits

        The following exhibits are filed herewith:

Exhibit 3.1	Amended and Restated Bylaws of the Corporation, as amended
Exhibit 10.1	Amendment No. 1, dated as of May 19, 2014, to Employment Agreement between the Company and Edward S. Wactlar, dated as of August 28, 2013
Exhibit 10.2	Amendment No. 1, dated as of May 19, 2014, to Employment Agreement between the Company and Andrew F. Kaminsky, dated as of August 28, 2013
Exhibit 10.3	Amendment No. 1, dated as of May 19, 2014, to Employment Agreement between the Company and John Adamovich, Jr., dated as of August 28, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aeroflex Holding Corp.
Date: May 20, 2014	/s/ JOHN ADAMOVICH, JR.
	Name:	John Adamovich, Jr.
	Title:	Senior Vice President and Chief Financial Officer

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  Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
  Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES